EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Sabine Royalty Trust (the “Trust”) on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

BANK OF AMERICA, N.A., TRUSTEE FOR
SABINE ROYALTY TRUST

By:	/s/ Ron E. Hooper

Ron E. Hooper
Senior Vice President, Royalty Management

Date: October 30, 2009

A signed original of this written statement required by Section 906 has been provided to Sabine Royalty Trust and will be retained by Sabine Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.